Exhibit 10.12

EXHIBIT A

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”) dated as of JANUARY [__], 2023, between TruGolf, Inc., having its principal place of business at 60 North 1400 West, Centerville, Utah 84014, represented by Chris Jones (the “Pledgor”) and ETHOS ASSET MANAGEMENT Inc, having its principal place of business at 4660 La Jolla Village Drive, San Diego, California, 92122, United States of America, herein represented by Mr. CARLOS MANUEL DA SILVA SANTOS, acting in its capacity as secured party (the “Secured Party”).

PRELIMINARY STATEMENTS:

WHEREAS, the Secured Party has issued, has been requested to issue and/or will issue certain extensions of credit (“Financing”), including but not limited to a financing to TruGolf, Inc. a company incorporated in the State of Nevada, (the “Project Promoter).

WHEREAS XXX BANK., a national banking association organized and existing under the laws of the XXXX (“XXX BANK”) and acting through itself and without any legal or commercial responsibility in this Agreement but being the bank where the funds of the Pledgor are deposited (the “Depositary Bank”).

WHEREAS, the Pledgor will deposit and maintain securities in a brokerage account (the “Account”) with XXX BANK, in the name of the Pledgor as collateral for a Financing made by the Secured Party to the Project Promoter.

WHEREAS, the Pledgor and the Secured Party enter into this Agreement in order to provide a collateral for the Financing to be provided by the Secured Party to the Pledgor.

WHEREAS, it is a condition precedent to the issuance of the Financing by the Secured Party that the Pledgor shall have executed and delivered this Agreement. The Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Financing.

NOW THEREFORE, in consideration of the premises and in order to induce the Secured Party to issue the Financing, the Pledgor hereby agrees as follows:

1. Pledge and Assignment.

(a) The Pledgor hereby pledges and assigns to the Secured Party, as guarantee for the payment obligations of the Project Promoter, on the basis of the AGREEMENT № EAM-TGI-1229-2022 V1.0 , by and between the Secured Party and the Project Promoter, and grants to the Secured Party a collateral in case of an Event of Default under AGREEMENT № EAM-TGI-1229-2022 and express right of setoff against, all of the right, title and interest of the Pledgor in, to and under the following property, whether now owned or existing or hereafter from time to time acquired or coming into existence defined in the AGREEMENT № EAM-TGI-1229-2022 as the “Pledge Account” (collectively, the “Collateral”):

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(i) the Account, all funds held therein or credited thereto, all rights to renew or withdraw the same, and all certificates and instruments, if any, from time to time representing or evidencing the Account with 25% of the financing amount in debt;

(ii) any notes, certificates of deposit, instruments, financial assets (as defined in Section 8-102(9) of the UCC) or investment property evidencing or arising out of investment of any funds held in or credited to the Account pursuant to this Agreement or otherwise held in the Account with 25 % of the financing amount in debt; and

(iii) any interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral;

(b) The Pledgor and the Secured Party agree that the Secured Party may request that the Pledgor pay in case of an Event of Default by the Project Promoter as provided in AGREEMENT № EAM-TGI-1229-2022 The Pledgor has the sole control and power to demand the payment, provided that any such control and power is exercised solely pursuant to the terms and conditions of the AGREEMENT № EAM-TGI-1229-2022.

2. Guarantee for Obligations. This Agreement guarantees the payment of all obligations of the Pledgor now or hereafter existing under and in connection with each application or request for an Financing (an “Application”) expressed in AGREEMENT № EAM-TGI-1229-2022, whether for reimbursement of amounts drawn under the Financing, interest, fees, expenses (including without limitation the fees and expenses of counsel) or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being collectively the “Obligations”). Without limiting the generality of the foregoing, this Agreement guarantees the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to the Secured Party under and in connection with each Application and Financing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

3. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral or any portion thereof will be delivered to the Depositary Bank per demand of the Pledgor in the event of Default of the Project Promoter expressed in AGREEMENT № EAM-TGI-1229-2022 art. 7.1. and 7.2. Solely upon the occurrence and during the continuation of an Event of Default by Project Promoter under AGREEMENT № EAM-TGI-1229-2022, the Depositary Bank, at the direction of the Pledgor may transfer to or register in the name of the Secured Party or any of its nominees any or all of the Collateral. The Collateral can be wired in the form of cash after selling the securities or the securities can be directly transferred via DTC or Automated Customer Account Transfer Service (ACAT), depending of the demand of the Secured Party..

4. The Account.

(a) The Depositary Bank has an Account in the form of a “brokerage account” (as defined in Section 8-501(a) of the UCC) and a “deposit account” (as such term is defined in Section 9-102(29) of the UCC).

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(b) The Depositary Bank (i) needs to have powers to act as a “securities intermediary” (as defined in Section 8-102 of the UCC) with respect to the Account as a “brokerage account” and all financial assets credited thereto and (ii) act as a “bank” (as defined in Section 9-102(8) of the UCC) with respect to the Account as a “deposit account” and all funds on deposit therein.

(c) The Pledgor will comply with all written notifications it receives authorized by the Secured Party, and jointly with the Project Promoter if a different entity to the Pledgor, directing the transfer, redemption or disposition of any assets in the Account, solely in case of an Event of Default by Pledgor that has occurred and is continuing under AGREEMENT № EAM-TGI-1229-2022, substantially in the form set forth in Exhibit A attached hereto.

5. Investing of Amounts in the Account.

(a) Initially, the Pledgor shall direct the Depositary Bank to invest the Collateral in securities suggested by the Depositary Bank and with the consent and agreement of the Secured Party. The Pledgor shall invest the funds with the Depositary Bank received into the Account on the date of deposit, provided such funds are received on or before 11:00 A.M. (EST). Any funds received by the Depositary Bank after 11:00 A.M. (EST) time shall be treated as if received on the following Business Day. For purposes of this Agreement “Business Day” shall mean any day that the Depositary Bank is open for business.

(b) The Collateral shall be invested in an asset allocation of 80% of treasuries and 20% of ETFs and/or Corporate Bonds, based in a proposal made by the Depositary Bank with the consent and agreement of the Secured Party. All earnings in the Account to the Pledgor belongs to the Pledgor and can be used in an annual basis.

(c) All costs of management of the account related to the transaction are supported by the Pledgor and the earning generated in the account shall be used to cover totally or partial such costs.

6. Priority of Secured Party’s Collateral. The Pledgor subordinates in favor of the Secured Party, , with first priority, any interest, lien or right of setoff it may have, now or in the future, against the Account or assets in the Account, in case of Pledgor Default.

7. Statements, Confirmations and Notices. The Pledgor shall send as request up to monthly , copies of all statements and confirmations for the Account simultaneously to the Secured Party and Project Promoter.

8. Tax Matters.

(a) The Pledgor and the Secured Party agree that any earnings or proceeds received on or distributions of earnings or proceeds from the Collateral, during a calendar year period shall be treated as the income of the Pledgor and shall be reported on an annual basis by the Depositary Bank or directly by the Pledgor.

(b) The Pledgor shall upon the execution of this Agreement provide the Secured Party with a duly completed and properly executed IRS Form W-9 or applicable Form W-8, in case of a non-U.S. person, for each payee[, together with any other documentation and information requested by the Depositary Bank in connection with the Depositary Bank’s tax reporting obligations under the Code and the regulations thereunder].

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9. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor holds the Collateral for the benefit of the Secured Party for purposes of security for the Financing to the Project Promoter in accordance with the terms and conditions of the AGREEMENT № EAM-TGI-1229-2022. The Collateral is free and clear of any lien, security interest, option or other charge or encumbrance except pursuant to this Agreement.

(b) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority right in the Collateral, securing the payment of the Obligations, present in the AGREEMENT № EAM-TGI-1229-2022

(c) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the collateral created hereby or (iii) for the exercise by the Secured Party of its rights and remedies hereunder.

(d) The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(e) The execution, delivery and performance by the Pledgor of this Agreement and the transactions contemplated hereby are within the Pledgor’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Pledgor’s charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) conflict with or result in the breach of, or constitute a default under, any material contract binding on or affecting the Pledgor or any of its properties.

(f) This Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditor’s rights generally, and by general principles of equity.

(g) The Pledgor has, independently and without reliance upon the Secured Party and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(h) The Pledgor will receive a margin application from the Depositary Bank. The Pledgor will extend a margin value to the Secured Party based on the Pledge Account with an amount equivalent to 75% of the Pledge Account (“the Margin Value Facility”). Execution Date means the date at which the Margin Value Facility is available in Secured Party bank account. The Secured Party is liable and responsible for this Margin Value Facility and its repayment

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(i)	The Parties agree that each Party will indemnify the other Party, and its employees, officers, directors, affiliates, and agents (each, an “Indemnified Party”) for, hold each Indemnified Party harmless from, and defend each Indemnified Party against any and all claims, losses, actions, liabilities, costs, damages and expenses of any nature incurred by any Indemnified Party, arising out of or in connection with the Margin Value Facility, any trading activity therein, or with the administration of Depositary Bank’s duties relating to the Margin Value Facility, including, but not limited to, attorney’s fees, costs and expenses, except to the extent such loss, liability, damage, cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have resulted from the Indemnified Party’s own gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

10. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Secured Party may reasonably request in writing, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

11. Transfers and Other Liens. The Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except pursuant to, and in accordance with, this Agreement.

12. Activation of the Pledge Account / Control Agreement. The Pledgor will: (a) open a Brokerage Account with the Depositary Bank, (b) deposit the Pledged Funds, as defined in the AGREEMENT № EAM-TGI-1229-2022 V1.0, in the Brokerage Account, and (c) give instructions to the Depositary Bank to buy the Securities.

Until the later of (i) second disbursement of the financing agreed under the Agreement N. EAM-TGI-1229-2022 or (ii) sixty (60) banking days from the Execution Date, the Secured Party shall at all times (a) keep amounts equivalent to the Margin Value Facility deposited in an account, (b) not to transfer, assign, invest in securities or in any manner dispose of the Margin Value Facility without the prior and express approval of the Pledgor, and (c) provide a Bank Statement to the Pledgor with the confirmation of the existence of the Margin Value Facility per request of the Pledgor. In accordance with AGREEMENT № EAM-TGI-1229-2022, upon the repayment in full of Pledgor’s obligations to the Secured Party thereunder, the Secured Party shall promptly return the full amount of the Margin Value Facility to Pledgor.

13. The Margin Value Facility. The Pledgor acknowledges that, subsequent to the activation of the Pledge Account, the Depositary Bank will extend margin value to the Pledgor for the benefit of the Secured Party. On this basis, after the margin value extended to the Pledgor, the Pledgor will wire to the Secured Party, from the Margin Value extended, the value equivalent to 75 % of the Pledge Amount The liability for this Margin Value Facility is completely assumed by the Secured Party and guaranteed by the Secured Party as set forth in Section 9(h). The Secured Party shall guarantee that the Depositary Bank doesn’t need to set-off, or access the Pledge Account in the event of a default by the Secured Party on the Margin Value Facility. The Secured Party will pay down the Margin Value Facility at the same rate as the Pledge Account anchor release in the Repayment Schedule on Exhibit B.

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14. Remedies. Solely in accordance with AGREEMENT № EAM-TGI-1229-2022, if an Event of Default thereunder has occurred and is continuing, then the Secured Party shall have all rights and remedies available to it under applicable law, including the right to apply the amount on deposit in the Account to satisfy the Obligations and the right to foreclose on the Collateral subject to all rights of the Project Promoter in the Collateral as provided in the AGREEMENT № EAM-TGI-1229-2022.

15. Compensation, Expense Reimbursement and Indemnification.

(a) Compensation. The Pledgor covenants and agrees to pay the Depositary Bank’s compensation. [The Pledgor covenants and agrees to pay to the Depositary Bank all out-of-pocket expenses incurred by the Depositary Bank in the performance of its role under this Agreement (including, but not limited to, any attorney’s fees incurred in connection with the preparation and negotiation of this Agreement, which shall be due and payable upon the execution of this Agreement)].

(b) Security and Offset. The Pledgor and the Secured Party declare that any execution of the Pledged Funds is dependent of the demand of the Pledgor subject to the provisions governing the Pledged Funds set forth in AGREEMENT № EAM-TGI-1229-2022

(c) [Indemnification to Depositary Bank . Each of the Pledgor and the Secured Party covenants and agrees, jointly and severally, to indemnify the Depositary Bank, and its employees, officers, directors, affiliates, and agents (each, an “Indemnified Party”) for, hold each Indemnified Party harmless from, and defend each Indemnified Party against any and all claims, losses, actions, liabilities, costs, damages and expenses of any nature incurred by any Indemnified Party, arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees, costs and expenses, except to the extent such loss, liability, damage, cost or expense shall have been finally adjudicated by a court of competent jurisdiction to have resulted solely from the Indemnified Party’s own gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Depositary Bank.]

16. Collateral Absolute.

(a) All rights of the Secured Party and collateral hereunder, and all obligations of the Pledgor hereunder, will be absolute and unconditional irrespective of:

(i) The Secured Party must disburse the Financing only as provided in the AGREEMENT № EAM-TGI-1229-2022. Any default in this matter will oblige the Secured Party to allow the Pledgor to cancel the Pledge Agreement.

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to depart from each Application or Financing, including without limitation, any increase in the Obligations resulting from the extension of additional financing to the Pledgor or any of its subsidiaries or otherwise;

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(iii) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor or its subsidiaries;

(iv) any change, restructuring or termination of the corporate structure of the Pledgor or any of its subsidiaries; or

(v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

(vi) The Pledgor must allow and transfer the rights and obligation of the potential Margin Value activated by the Depositary Bank to the Secured Party as mutually agreed.

(b) The Pledgor hereby agrees that until the payment and satisfaction in full of all Obligations it will not exercise any right or remedy arising by reason of the application of any Collateral to the payment of the Obligations or the performance of the Pledgor of any of its obligations hereunder, whether by subrogation or otherwise, against the Pledgor or any guarantor of any of the Obligations or any other security for any of the Obligations.

17. Amendments. Any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement. No waiver of any provision hereof shall be effective unless expressed in writing and signed by the party to be charged.

18. Notices; Instructions.

(a) Any notice permitted or required hereunder shall be in writing in English, and may be sent by (i) secure file transfer or (ii) electronic mail with a scanned attachment thereto of an executed notice or instruction, and shall be effective upon actual receipt by the Secured Party in accordance with the terms hereof. Each of the appointed directors and individuals have full power and authority to execute any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement, all without further consent or direction from, or notice to, it or any other party. Any notice or instruction must be originated from a corporate domain. The Pledgor and the Secured Party agree that the above security procedures are commercially reasonable.

If to Pledgor: TruGolf, Inc.

Chris Jones

CEO

60 North 1400 West, Centerville, Utah 84014

chrjones@trugolf.com

If to the Secured Party:

Mr. CARLOS MANUEL DA SILVA SANTOS

MEMBER AND CEO

4660 La Jolla Village Drive, San Diego, California, 92122, USA

carlos@ethosasset.com

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19. Continuing Guarantee; Assignments under Application. This Agreement will create a continuing guarantee in the Collateral and will (a) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement and the expiry of the Financing, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns. Upon the payment in full of the Obligations and all other amounts payable under this Agreement and the expiry of the Financing, the guarantee granted hereby will terminate and all rights to the Collateral will revert to the Project Promoter. Upon any such termination, the Collateral Agent will, upon an Authorized Person of Secured Party’s signed, written direction and at the Pledgor’s expense, return to the Project Promoter such of the Collateral as will not have been sold or otherwise applied pursuant to the terms hereof, close the Account, and execute and deliver to the Pledgor such documents as the Pledgor will reasonably request to evidence such termination.

20 Confidentiality. Each Party agrees that it shall keep the terms, amount, circumstances, data, documentation, company information and facts of this Agreement, and information of the Parties related or not related with this Agreement, completely confidential, and that it will not hereafter disclose any information concerning this Agreement or about both Parties to anyone. Each Party shall not make any comments, recommendations or express any opinions to any third party neither voluntarily nor if approached whether related or not related to this Agreement provided, however, that such Parties may make such disclosure to their professional representatives (e.g., attorneys), if any, all of whom will be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law. If any Party receives an inquiry about this Agreement, such Party shall communicate such approach to the other party and shall agree with the other party an answer to provide. In such answer the Party can not mention or refer to the other Party in any negative or derogatory way. Further, the Parties shall not post or otherwise disclose or reveal, or cause to be disclosed or revealed, to any person or entity any of the Confidential Information on the Internet or any other media outlet or platform, including but not limited to websites, newspapers, email, text, Facebook, Instagram, LinkedIn, and Twitter. Disclosing of information and facts about this Agreement, and information of the Parties related or not related with this Agreement may be used in media like Press Releases, Interviews, or any other type with the exclusive consent of the Parties. Nothing in this Agreement shall, however, be deemed to interfere with the Parties’ respective obligations to report transactions with appropriate governmental, taxing and/or registering agencies. It is understood and agreed that this Agreement may be offered into evidence to enforce its terms. If a Party receives an order from a court, a subpoena, or other lawful command to produce this Agreement, the Party receiving such order, subpoena or command shall notify the other Party prior to producing this Agreement to anyone. In response to that notification, a Party may (but does not have to) pursue whatever legal action they deem necessary to preserve the confidentiality of this Agreement. This Section 9.3 shall survive the termination of this Agreement and remain in force and effect as of the Effective Date.

21 Non-Disparagement. The Parties shall not disparage any of the other Parties, or any of their affiliates, parents, subsidiaries, and their respective shareholders, directors, officers, employees, agents , members, advisors or attorneys, or otherwise take any action that could reasonably be expected to affect adversely the professional or personal reputation of the Parties or any of their affiliates, parents, subsidiaries, and their respective shareholders, directors, officers, employees, agents , members, advisors or attorneys. Each Party agrees and covenants that they will not, and will use reasonable efforts to cause its officers and directors not to, at any time, directly or indirectly, make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning any other Party or its businesses, or any of its their affiliates, parents, subsidiaries, and their respective shareholders, directors, officers, employees, agents , members, advisors or attorneys . The Parties shall promptly provide written notice of any such order to each other applicable Party. This Section 9.4 shall survive the termination of this Agreement and remain in force and effect as of the Effective Date.

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22. Arbitration. In the event of any dispute arising out of or in connection with the present Agreement, the Parties shall first refer the dispute to proceedings under the ICC Mediation Rules. The place of mediation shall be New York City, New York. If the dispute has not been settled pursuant to the said Rules within 60 days following the filing of a Request for Mediation or within such other period as the Parties may agree in writing, such dispute shall thereafter be finally settled under the Rules of Arbitration of the ICC by three arbitrators appointed in accordance with the said Rules of Arbitration. The place of Arbitration shall be New York City, New York. The language of the arbitration shall be English. The arbitration shall be the sole and exclusive forum for resolution of any dispute, and the award shall be in writing, state the reasons for the award and be final and binding. Judgment thereon may be entered in any court of competent jurisdiction. The Parties shall keep any mediation and/or arbitration confidential and shall not disclose to any person other than those necessary to the conduct of those proceedings (i) the existence of the mediation and/or arbitration, (ii) any document, testimony, transcripts or other information submitted, exchanged or created for the arbitration, or (iii) any decisions, orders, or awards, unless such disclosure is (A) required by law or a governmental or regulatory body, (B) necessary for a Party to seek legal, accounting or other professional services, or (C) for the purpose of making an application to any competent court relating to any aspect of a mediation and /or arbitration, including motions to recognize, enforce or challenge an award or interim measure, provided that, in all of the circumstances (A) to (C) above, the producing Party takes reasonable measures to ensure that the recipient preserves the confidentiality of the information provided. The prevailing Party, as determined by the arbitrators, shall be entitled to recover its reasonable costs and attorneys’ fees from the non-prevailing Party.

23. Governing Law. This Agreement is subject to the Uniform Rules of ICC. In all matters this Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

24. Ambiguity. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Pledgor hereunder, the Pledgor may, in its sole discretion, refrain from taking any action other than retain possession of the Collateral, unless the Pledgor receives written instructions, signed by the Secured Party, which eliminates such ambiguity or uncertainty.

25. Entire Agreement, No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties and sets forth in its entirety the obligations and duties of the Pledgor with respect to the Collateral. This Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

26. Mergers and Conversions. Any corporation or entity into which the Pledgor may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Pledgor will be a party, or any corporation or entity succeeding to the business of the Pledgor will be the successor of the Pledgor hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

27. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. .The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Acts except in respect to any non-US entity, whereby originals can be required by the Party A.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

TruGolf Inc., in its capacity as the Pledgor

By
Name:	CHRIS JONES
CEO

ETHOS ASSET MANAGEMENT Inc., in its capacity as the Secured Party

By
Name:	CARLOS SANTOS
Title:	Member and CEO

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EXHIBIT A

FORM OF INSTRUCTION

VIA EMAIL: Pledgor email

Pledgor data MONTH DAYth, YEAR

Pursuant to the Pledge, Agreement dated as of MONTH DAYth, YEAR, between TruGolf, Inc., (the “Pledgor”), and ETHOS ASSET MANAGEMENT Inc (the “Secured Party”), , we hereby instruct you of the following:

The Secured Party hereby notifies you that from and after the receipt of this notice until you receive further instruction from the Secured Party, you are hereby directed to retain and hold all funds in the Account (as defined in the Pledge Agreement referred to above) without any additional line or encumbrances different from the margin value and not to invest or disburse the same to any party whatsoever, other than as instructed by the Secured Party.

ETHOS ASSET MANAGEMENT Inc
as Secured Party

By:
Name:	CARLOS SANTOS
Title:	Member and CEO

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